Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2) X

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)


        Delaware                                      51-0055023
(State of incorporation)                (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)

                                    CITICORP
                              CITICORP CAPITAL VIII

               (Exact name of obligor as specified in its charter)

        Delaware                              13-2614988
        Delaware                              51-6506264
(State of incorporation)            (I.R.S. employer identification no.)

        399 Park Avenue
       New York, New York                                10043
(Address of principal executive offices)               (Zip Code)



                   Capital Securities of Citicorp Capital VIII
                       (Title of the indenture securities)
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
ITEM 1.  GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Deposit Insurance Co.      State Bank Commissioner
                  Five Penn Center                   Dover, Delaware
                  Suite #2901
                  Philadelphia, PA

         (b)      Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each affiliation:

                  Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

              List below all exhibits filed as part of this Statement of Eligibility and Qualification.

                  A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.

                  B. Copy of By-Laws of Wilmington Trust Company.

                  C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.

                  D. Copy of most recent Report of Condition of Wilmington Trust Company.

                  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 22nd day of January, 1997.

                            WILMINGTON TRUST COMPANY
[SEAL]

Attest:/s/ W. Chris Sponenberg            By:/s/ Emmett R. Harmon
          Assistant Secretary                Name:  Emmett R. Harmon
                                             Title: Vice President

                                    EXHIBIT C




                             Section 321(b) Consent


                  Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                    WILMINGTON TRUST COMPANY


Dated: January 22, 1997             By: /s/ Emmett R. Harmon
                                        --------------------
                                        Name: Emmett R. Harmon
                                        Title: Vice President